SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement     [ ] Confidential, For use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               REXALL SUNDOWN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              REXALL SUNDOWN, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

--------------------------------------------------------------------------------

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
--------------------------------------------------------------------------------

(1) Amount previously paid:
--------------------------------------------------------------------------------
(2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
(3) Filing party:
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(4) Date Filed:
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
                                     [LOGO]


                              REXALL SUNDOWN, INC.

                          6111 Broken Sound Parkway, NW
                            Boca Raton, Florida 33487

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on February 23, 1999

To the Shareholders
of Rexall Sundown, Inc.:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Rexall Sundown, Inc., a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, February 23, 1999 at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, for the following purposes:

              (1) To elect seven members to the Company's Board of Directors to hold office until the Company's 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

              (2) To consider and vote upon a proposal to ratify the
                  appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending August 31, 1999; and

              (3) To transact such other business as may properly come
                  before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on December 28, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such shareholders will be available for examination at the principal executive offices of the Company located at 6111 Broken Sound Parkway, NW, Boca Raton, Florida 33487, for a period commencing ten days prior to the Annual Meeting.

         Whether or not you expect to be present at the Annual Meeting, please sign, date and return the enclosed proxy card in the enclosed, pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors

                                            RICHARD WERBER
                                            Secretary

Boca Raton, Florida
December 29, 1998

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              REXALL SUNDOWN, INC.
                                ----------------

                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Rexall Sundown, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the 1999 Annual Meeting of Shareholders of the Company to be held on Tuesday, February 23, 1999 or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is January 15, 1999. Shareholders should review the information provided herein in conjunction with the Company's 1998 Annual Report which accompanies this Proxy Statement. The Company's principal executive offices are located at 6111 Broken Sound Parkway, NW, Boca Raton, Florida 33487, and its telephone number is (561) 241-9400.


                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving their proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.


                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of seven members to the Company's Board of Directors to serve until the Company's 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2)      A proposal to ratify the appointment of
                  PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending August 31, 1999; and

         (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) for the election of the seven nominees for Director named below and (b) for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants. If a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares of Common Stock will be voted in accordance with the specification so made.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on December 28, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 68,538,399 shares of Common Stock outstanding, each of which is entitled to one vote on each matter submitted to shareholders at the Annual Meeting. Shareholders do not have the right to cumulate their votes.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants, and any other matter that may be submitted to a vote of the shareholders, will be approved if a majority of votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting vote in favor of the matter, unless such other matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares of Common Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares of Common Stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of Directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered as shares present at the Annual Meeting, and will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.

                                                                                Shares of            Percentage of
                                                                              Common Stock            Common Stock
Name                                                                        Beneficially Owned        Outstanding
----                                                                        ------------------        -----------
Carl DeSantis (1)                                                            22,288,752 (2)(3)         32.3%
Damon DeSantis (1)                                                            6,638,555 (3)(4)          9.6
Christian Nast                                                                  182,896 (3)              *
Nickolas Palin                                                                  153,666 (3)              *
Geary Cotton                                                                    572,976 (3)(5)           *
Dean DeSantis (1)                                                             4,570,374 (3)(6)          6.6
Stanley Leedy                                                                    61,300 (3)              *
Melvin Stith                                                                     15,000 (3)              *
CDD Partners, Ltd. (1)                                                       18,432,717                26.8
Sylvia DeSantis                                                              13,495,792 (7)            19.7
All directors and executive officers as a group (11 persons)                 37,112,347 (8)            52.4
--------------------
*        Less than 1%.

(1) In June 1993, each of Carl DeSantis, Damon DeSantis and Dean DeSantis contributed all shares of Common Stock then owned by them to CDD Partners, Ltd. ("CDD"), a Texas limited partnership of which Carl DeSantis, Damon DeSantis and Dean DeSantis are limited partners and to CDD Management, Inc. ("CDDM"), a Texas corporation and the general partner of CDD. Each of Carl DeSantis, Damon DeSantis and Dean DeSantis has shared beneficial ownership and voting power with respect to all such shares held by CDD. CDD's address is 12770 Coit Road, #850, Dallas, Texas 75251.
(2) Includes 13,495,792 shares owned by Sylvia DeSantis as to which Carl DeSantis has sole voting power. Also includes 8,318,293 shares held by CDD, which represent Carl DeSantis' percentage interest in CDD. Does not include 10,114,424 shares beneficially owned by Dean DeSantis and Damon DeSantis indirectly through CDD.
(3) For each person, includes shares beneficially owned pursuant to currently exercisable stock options or options which will become exercisable within 60 days: Carl DeSantis--399,667 shares; Damon DeSantis--374,998 shares; Dean DeSantis--403,332 shares; Christian Nast--152,667 shares; Nickolas Palin--153,666 shares; Geary Cotton--419,998 shares; Stanley Leedy--61,300 shares; and Melvin Stith -15,000 shares. See "Executive Compensation."
(4) Includes 6,029,712 shares held by CDD which represent Damon DeSantis' percentage interest in CDD. Does not include 12,403,005 shares beneficially owned by Damon DeSantis that are held by CDD, which represent the percentage interest of Carl DeSantis and Dean DeSantis in CDD, and 28,100 shares owned by the wife of Damon DeSantis. Mr. DeSantis disclaims beneficial ownership of his wife's shares.
(5) Does not include 11,194 shares owned by the wife of Geary Cotton, as to which shares Mr. Cotton disclaims beneficial ownership.
(6) Includes 4,084,712 shares held by CDD which represent Dean DeSantis' percentage interest in CDD. Does not include 14,348,005 shares beneficially owned by Dean DeSantis that are held by CDD which represent the percentage interest of Carl DeSantis and Damon DeSantis in CDD, and 19,066 shares beneficially owned by the wife of Dean DeSantis. Mr. DeSantis disclaims beneficial ownership of his wife's shares.
 (7) Ms. DeSantis' address is 6111 Broken Sound Parkway, NW, Boca Raton, Florida 33487. All of such shares are subject to an irrevocable proxy granted to Carl DeSantis, and 13,158,042 of such shares are further subject to a stock purchase agreement with an irrevocable life insurance trust for the benefit of her children. Such stock purchase agreement provides for significant restrictions on sales or transfers of such shares during her life, and requires the sale of such shares to such trust upon her death.
(8) Includes 2,235,778 shares beneficially owned by directors and executive officers as a group pursuant to currently exercisable stock options or options which will become exercisable within 60 days. See "Executive Compensation."

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 31, 1998, all Section 16(a) filing requirements applicable to its directors, executive officers, and greater than 10% beneficial owners have been complied with.


                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed at seven the number of Directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 2000 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

         Each of the current members of the Board of Directors, consisting of Carl DeSantis, Christian Nast, Damon DeSantis, Nickolas Palin, Dean DeSantis, Stanley Leedy and Melvin Stith, has been nominated by the Company to be re-elected as a director at the Annual Meeting. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election; however, if one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.

         The following sets forth certain information concerning each director and nominee for election to the Board of Directors of the Company.

         Carl DeSantis, age 59, founded the Company in 1976 and has served as Chairman of the Board of the Company since its inception. Mr. DeSantis served as the Company's Chief Executive Officer from the Company's inception to February 1997 and served as its President from 1976 to April 1995. Mr. DeSantis has over 18 years of experience with retail drug store companies, including Super-X Drug Stores and Walgreen Drug Stores. He is the father of Damon DeSantis and Dean DeSantis.

         Christian Nast, age 67, has been Chief Executive Officer of the Company since February 1997 and a Director of the Company since October 1993. Mr. Nast served as President of the Company from April 1995 to 1998 and as Chief Operating Officer of the Company from April 1995 to February 1997. From December 1989 to April 1995, Mr. Nast was employed by Colgate Palmolive Company as its Executive Vice President--North America. Mr. Nast has over 40 years of experience in the consumer products industry with companies such as Bristol-Myers Squibb Company, Chesebrough-Ponds, Inc. and the Procter & Gamble Company.

         Damon DeSantis, age 34, has been President of the Company and Chief Executive Officer of Rexall Showcase International, Inc. ("Rexall Showcase"), the Company's network marketing subsidiary, since February 1998 and a Director of the Company since July 1988. He served as President of Rexall Showcase from January 1993 to February 1998 and as Executive Vice President of the Company from July 1988 to February 1998. He was a Vice President of the Company from when he joined the Company in September 1983 until July 1988. He is the son of Carl DeSantis and the brother of Dean DeSantis.

         Nickolas Palin, age 51, has been Senior Executive Vice President of the Company since July 1998, President of the Company's Sundown Vitamins division since September 1997 and a Director of the Company since December 1995. He served as Senior Vice President-Sales and Marketing of the Company from August 1989 to September 1997 and joined the Company in 1984.

         Dean DeSantis, age 36, has been a Director of the Company since March 1990. He served as Chief Operating Officer of the Company from February 1997 to March 1998, and Senior Vice President-Operations of the Company from June 1989 to March 1998 and joined the Company in 1985. He is the son of Carl DeSantis and the brother of Damon DeSantis.

         Stanley Leedy, age 64, has been a Director of the Company since March 1993. Since January 1985, Mr. Leedy has been the president and chief executive officer of VanSan Corporation, a consulting firm for the pharmaceutical and vitamin industry. Mr. Leedy has over 30 years experience in the pharmaceutical and vitamin industry and has previously served as president and chief executive officer of the Rexall Drug & Chemical Company, a division of Dart Industries, Inc.

         Melvin Stith, age 51, has been a Director of the Company since April 1997. Since July 1991, Mr. Stith has been Dean of the Florida State University College of Business. From December 1989 to July 1991, Mr. Stith was Chairman of the Marketing Department of the Florida State University College of Business where he was also a Professor. Mr. Stith is also a Director of Correctional Services Corp., Synovous Financial Corp., Tallahassee State Bank and Palmetto Hospital Trust, Inc.

         Except as described below, there are no arrangements or understandings with respect to the selection of officers or directors.

Meetings and Committees of the Board of Directors

         During the Company's fiscal year ended August 31, 1998, the Company's Board of Directors held seven meetings and took certain actions by unanimous written consent. During the 1998 fiscal year, no Director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees.

         The committees of the Board of Directors are the Audit Committee and the Compensation/Stock Option Committee. The Board does not have a nominating or similar committee.

         The members of the Audit Committee are Messrs. Leedy and Stith and Mr. Leedy serves as Chairman of the Committee. During the 1998 fiscal year, the Audit Committee held three meetings. The Audit Committee is responsible for (i) recommending the firm to be appointed as independent accountants to audit the Company's financial statements, (ii) discussing the scope and results of the audit with the independent accountants, (iii) reviewing with management and the independent accountants the Company's interim and year-end results, (iv) considering the adequacy of the internal accounting controls and audit procedures of the Company and (v) reviewing the non-audit services to be performed by the independent accountants.

         The members of the Compensation/Stock Option Committee are Messrs. Leedy and Stith and Mr. Leedy serves as Chairman of the Commitee. During the 1998 fiscal year, the Compensation/Stock Option Committee held three meetings and took certain actions by unanimous written consent. The Compensation/Stock Option Committee is responsible for setting compensation of the executive officers of the Company and for the grant of stock options to purchase Common Stock.

Director Compensation

         Each non-employee Director of the Company receives a retainer fee of $30,000 per year for Board membership. The Company reimburses all directors for expenses incurred in connection with their activities as directors.

         1993 Non-Employee Director Stock Option Plan. Under the Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "1993 Director Plan"), each director who is not an employee of the Company or its subsidiaries ("Non-Employee Directors") is entitled to a one-time grant of options upon initial election to the Board of Directors with respect to 15,000 shares of Common Stock, which vest 33-1/3% per year commencing one year from the date of grant (except for those stock options granted prior to February 1997 which shall continue to vest 20% per year commencing one year from the date of grant) and have a term of ten years (except for those granted prior to February 1996 which have a term of six years). The maximum number of shares of Common Stock available for issuance under the 1993 Director Plan is 120,000 shares. The 1993 Director Plan will expire on, and no options may be granted thereunder after March 14, 2003, subject to the right of the Board of Directors to earlier terminate the 1993 Director Plan. Upon a "change of control" (defined in the same manner as in the employment agreements discussed under "Executive Compensation-Employment Agreements"), all options outstanding under the 1993 Director Plan will become immediately exercisable in full.

         1994 Non-Employee Director Stock Option Plan. Under the Amended and Restated 1994 Non-Employee Director Stock Option Plan (the "1994 Director Plan"), each then Non-Employee Director was granted stock options to purchase 15,000 shares of Common Stock on July 7, 1994. The 1994 Director Plan also provides for the grant of an annual option to purchase 15,000 shares of Common Stock at the first Annual Meeting of Shareholders at which the Non-Employee Director is re-elected, 20,000 shares at the second Annual Meeting of Shareholders at which the Non-Employee Director is re-elected, 25,000 shares at the third Annual Meeting of Shareholders at which the Non-Employee Director is re-elected, and 30,000 shares at every subsequent Annual Meeting of Shareholders at which the Non-Employee Director is re-elected, which options vest 33-1/3% per year commencing one year from the date of grant (except for those stock options granted prior to February 1997, which shall continue to vest 20% per year commencing one year from the date of grant) and have a term of ten years (except for those granted prior to February 1996, which have a term of five years). The maximum number of shares of Common Stock available for issuance under the 1994 Director Plan is 300,000 shares. The 1994 Director Plan will expire on, and no options may be granted thereunder after July 6, 2003, subject to the right of the Board of Directors to earlier terminate the 1994 Director Plan. Upon a "change of control" (defined in the same manner as in the employment agreements discussed under "Executive Compensation-Employment Agreements"), all options outstanding under the 1994 Director Plan will become immediately exercisable in full.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation of the Company's Chief Executive Officer and the other four most highly paid executive officers who were serving as executive officers at the end of fiscal 1998 (collectively, the "Named Executive Officers"), for the fiscal years ended August 31, 1998, 1997 and 1996.

                                                                                                       Long Term
                                                    Annual Compensation                             Compensation (1)
                                   ----------------------------------------------------------       ---------------
                                     Fiscal                                                             Number
                                     ------                                    Other Annual           of Options
Name and Principal Position           Year       Salary         Bonus        Compensation (2)         Granted (3)
---------------------------           ----       ------         -----        ----------------         -----------
Carl DeSantis (4)                    1998     $491,761      $237,500             $10,892                300,000
     Chairman of the Board           1997      452,362       217,880              16,712                120,000
                                     1996      415,383       125,625              16,098                105,000

Christian Nast (4)                   1998      416,278       280,000              11,500                300,000
     Chief Executive Officer         1997      335,779       157,508              11,298                120,000
                                     1996      308,158       113,500               8,269                105,000

Nickolas Palin (4)                   1998      360,135       168,750               4,076                280,000
     Senior Executive Vice           1997      285,578       102,266               4,589                 80,000
     President and President of      1996      234,635       114,401               4,890                225,000
     Sundown Vitamins

Damon DeSantis (4)                   1998      331,717       109,575               7,715                270,000
     President                       1997      197,885        47,297               9,182                 80,000
                                     1996      181,434        44,250               8,263                 75,000

Geary Cotton (4)                     1998      314,117       100,000              12,126                260,000
    Vice President, Chief Financial  1997      197,885        63,504              15,468                 80,000
    Officer and Treasurer            1996      184,500        48,706              11,502                 75,000

--------------------------------
(1) The columns for "Restricted Stock Awards," "LTIP Payouts" and "All Other Compensation" have been omitted because there is no compensation required to be reported in such columns.
(2) Represents that portion of the Company's automobile expense allowance attributable to non-business utilization of such officer's automobile and the Company's contributions to its 401(k) Plan for the benefit of such officer.
(3) See "Individual Option Grants in Last Fiscal Year-End Table" and "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year Option Value Table" for additional information with respect to these options.
(4) See "--Employment Agreements" for information regarding current and future compensation arrangements.

Employment Agreements

         The Company entered into employment agreements on April 1, 1995 with each of Carl DeSantis, Damon DeSantis, Nickolas Palin, and Geary Cotton pursuant to which they currently receive base annual salaries of $498,750 $362,000, $367,500 and $315,000, respectively. Each of such employment agreements is for a rolling term of three years except for Mr. Palin's employment agreement which is for a rolling term of four years. The Company entered into an employment agreement with Christian Nast for a three-year term commencing September 1, 1998, pursuant to which he currently receives a base annual salary of $420,000. Each of such employment agreements provides for annual increases of base salary of the greater of 5% or the percentage increase in the consumer price index published by the United States Department of Labor. In addition, each of such officers is entitled to receive incentive bonuses upon the attainment by the Company of certain net sales and net income targets. Such bonuses may not exceed 100% of base salary for each of Carl DeSantis and Christian Nast; and 62-1/2% of base salary for Damon DeSantis, Nickolas Palin and Geary Cotton.

         The employment agreements each provide that, if the employee terminates his employment without good reason or is terminated for cause, such employee is subject to a non-competition provision for a period of 18 months except for Mr. Palin's employment agreement which makes him subject to a non-competition provision for a period of three years. In the event of a change of control of the Company, the employee is entitled to terminate his employment and receive a lump sum distribution of compensation in an amount equal to three times such employee's then current effective yearly compensation, including, but not limited to, salary and bonuses. If the employee elects to so terminate, the non-competitive provisions contained in the employment agreement will terminate. Similar provisions apply in the event an employee is terminated without cause upon a change of control of the Company. Payments under the agreements by the Company after a change of control are, however, limited to the amount which would be deductible by the Company under the Internal Revenue Code of 1986, as amended (the "Code"). A "change of control" is deemed to occur upon (i) the acquisition of 30% or more of the Company's voting power by anyone other than a current director, executive officer of the Company or an affiliate thereof, or
(ii) the Incumbent Directors, as defined therein, becoming less than a majority of the Board of Directors of the Company or its successor. A change of control, as to any employee, may not result from a voluntary action of such employee.

Option Grants in Last Fiscal Year Table

         The following table sets forth certain information concerning grants of options to purchase Common Stock made during the 1998 fiscal year to the Named Executive Officers. All stock options were granted pursuant to the Company's 1993 Stock Incentive Plan.

                                     Individual Option Grants in Last Fiscal Year
---------------------------------------------------------------------------------------------------------------

                                  % of Total Options                              Potential Realizable Value at
                       Number         Granted to        Exercise                  Assumed Annual Rates of Stock
                     of Options      Employees in      Price Per    Expiration    Price Appreciation for Option
       Name          Granted(1)    Fiscal Year 1998    Share (2)       Date                 Term (3)
       ----          ----------    ----------------    ---------       ----                 --------
                                                                                       5%              10%
                                                                                       --              ---
Carl DeSantis       200,000 (4)           6.2%          $17.344        9/14/07       $2,181,500     $5,528,000
                     75,000 (5)           2.3             25.25       12/14/07        1,191,000      3,018,100
                     25,000 (6)           0.8            31.063        3/26/08          488,400      1,237,700

Christian Nast      200,000 (4)           6.2            17.344        9/14/07        2,181,500      5,528,400
                     75,000 (5)           2.3             25.25       12/14/07        1,191,000      3,018,100
                     25,000 (6)           0.8            31.063        3/26/08          488,400      1,237,700

Nickolas Palin      200,000 (4)           6.2            17.344        9/14/07        2,181,500      5,528,400
                     55,000 (5)           1.7             25.25       12/14/07          873,400      2,213,300
                     25,000 (6)           0.8            31.063        3/26/08          488,400      1,237,700

Damon DeSantis      200,000 (4)           6.2            17.344        9/14/07     2,181,509.68      5,528,400
                     45,000 (5)           1.4             25.25       12/14/07          714,600      1,810,900
                     25,000 (6)           0.8            31.063        3/26/08          488,400      1,237,700

Geary Cotton        200,000 (4)           6.2            17.344        9/14/07        2,181,500      5,528,400
                     45,000 (5)           1.4             25.25       12/14/07          714,600      1,810,900
                     15,000 (6)           0.5            31.063        3/26/08          293,000        742,600

----------------------------------
(1) Such options become exercisable with respect to 33-1/3% of the covered shares one year from the date of grant, 66-2/3% of the covered shares two years from the date of grant, and the remainder become exercisable three years from the date of grant.
(2) The exercise price is the fair market value on the date of grant, determined by calculating the average of the high and low prices of the Common Stock on the date of such grant.
(3) The stock price appreciation is computed based on the exercise price per share. The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates established by the SEC and are not intended to forecast future appreciation in the price of Common Stock.
(4)      Such options were granted on September 15, 1997.
(5)      Such options were granted on December 15, 1997.
(6)      Such options were granted on March 27, 1998.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

         The following table sets forth certain information concerning the exercise in fiscal 1998 of options to purchase Common Stock by the Named Executive Officers and the unexercised options to purchase Common Stock held by such individuals at August 31, 1998.

                                  Value Realized                                          Value of Unexercised
                     Shares      (Market Price at    Number of Unexercised Options        In-the-Money Options
                   Acquired on     Exercise Less          At Fiscal Year End             at Fiscal Year-End (1)
Name                Exercise      Exercise Price)         ------------------             ----------------------
----               -----------   ----------------    Exercisable    Unexercisable     Exercisable     Unexercisable
                                                     -----------    -------------     -----------     -------------
Carl DeSantis           -                -             303,250          461,750        $4,010,590        $878,148

Christian Nast       461,000        $11,564,926            -            443,000             -             598,473

Nickolas Palin       277,666          5,600,974            -            411,334             -             843,304

Damon DeSantis          -                -             277,916          387,083         3,832,650         703,118

Geary Cotton          15,000            526,553        278,666          391,334         3,920,866       1,041,434

--------------------
(1) Based on a fiscal year-end value of $ 18.25 per share. Value is calculated by multiplying (a) the difference between $18.25 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Long-Term Incentive and Pension Plans

         The Company does not have any long-term incentive or pension plans.

Report on Executive Compensation

         As in prior years, the Company's executive compensation for fiscal 1998 consisted of three primary components: base salary, bonus and grants of stock options under the Company's 1993 Stock Incentive Plan. Each officer's base salary and bonus is set forth in such officer's employment agreement.

         The salary and bonus components of the Company's executive compensation are designed to facilitate fulfillment of the following compensation objectives:
(i) attracting and retaining competent management; (ii) rewarding management for short and long term accomplishments; (iii) aligning the interests of management with those of the Company's shareholders; and (iv) relating management compensation to the achievement of Company goals and the Company's performance.

         In April 1995, the Company's Board of Directors approved three-year employment agreements with each of the Company's executive officers. In addition, in September 1998, the Company entered into a three year employment agreement with the Company's Chief Executive Officer, Christian Nast, which was a renewal of his prior employment agreement that expired on August 31, 1998. As of March 1997, the employment agreements of certain executive officers of the Company were amended to provide for a rolling three year term and in September 1998, the employment agreement of Nickolas Palin, the Company's Senior Executive Vice President and President of Sundown Vitamins, was amended to provide for a rolling four year term. Under such employment agreements, the current base salaries of Carl DeSantis, Christian Nast, Nickolas Palin, Damon DeSantis and Geary Cotton were $498,750, $420,000, $367,500, $362,000, and $315,000, respectively. See "--Employment Agreements." The Board's determination of fiscal 1998 salary for the Company's executive officers set forth in their employment agreements was made after reviewing and considering a number of factors, including each officer's level of job responsibility, each officer's level of performance (with respect to specific areas of responsibility and on an overall basis), achievement of the Company's goals, the

Company's performance during the 1998 fiscal year, compensation levels at competitive companies and the Company's historical compensation levels. The Company's compensation program for its executive officers is intended to link compensation in substantial part to corporate performance. A significant portion of executive officer compensation in the form of bonuses is tied directly to the attainment of net sales and net income targets as well as the fulfillment of individual objectives. Each officer's employment agreement also provides for an annual increase in base salary of the greater of 5% or the increase in the cost of living each year. Decisions about granting stock options to executive officers were made as described below. The Company also makes contributions under the Company's 401(k) Plan of up to $1,000 per employee, based on a 50% matching contribution.

         In determining the fiscal 1998 salary and bonus for Christian Nast, the Chief Executive Officer of the Company, the principal factors considered by the Board included (i) an analysis of the compensation of chief executive officers of public companies within the vitamin and nutritional supplement industry and public companies similar in size to the Company and (ii) the Company's 1998 fiscal year earnings and other performance measures. One-half of Mr. Nast's' compensation is tied directly to the attainment of net sales and net income targets. As described above, the Board of Directors entered into a new three-year employment agreement with Mr. Nast in September 1998.

         The grants of stock options to executive officers in fiscal 1998 were determined by the Committee based upon recommendations by the Company's Chairman of the Board, Carl DeSantis, and the Company's Chief Executive Officer, Christian Nast, and their assessment of each officer's contributions to the Company's success, position with the Company, potential to contribute to the Company's future performance and the overall level of responsibility and job performance of each officer.

         Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's 1993 Stock Incentive Plan has been structured such that awards thereunder may constitute qualifying performance-based compensation under Section 162(m). However, the Committee recognizes that unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under
Section 162(m) when in the exercise of the Committee's business judgment such award would be in the best interest of the Company.

                                                     COMPENSATION/STOCK OPTION
                                                     COMMITTEE
                                                     Stanley Leedy, Chairman
                                                     Melvin Stith


Compensation Committee Interlocks and Insider Participation

         None.

Performance Graph

         The following graph compares the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq Stock Market-U.S. Index ("Nasdaq Stock Market-U.S.") and the Natural Business Composite Index(TM) ("Natural Business Composite") from June 18, 1993 (the date the Common Stock was first offered to the public) through August 31, 1998 (assuming the investment of $100 in the Common Stock, the Nasdaq Stock Market-U.S. and the Natural Business Composite and reinvestment of dividends). The Natural Business Composite is prepared by Nationsbanc Montgomery Securities, Inc. The Company did not pay any dividends during this period.

                         COMPARISON OF CUMULATIVE TOTAL
                     RETURN AMONG REXALL SUNDOWN, INC., THE
                    NASDAQ STOCK MARKET - U.S. INDEX, AND THE
                        NATURAL BUSINESS COMPOSITE INDEX

                                   6/18/93           8/31/95           8/31/96           8/31/97          8/31/98
                                   -------           -------           -------           -------          -------
Rexall Sundown, Inc.                 $100            $192.31           $639.20           $641.50          $673.85
Nasdaq Stock Market-U.S.             $100            $147.93           $165.53           $230.18          $217.41
Natural Business Composite           $100            $110.66           $125.05           $154.95          $172.07

         The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Common Stock.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has recommended the firm of PricewaterhouseCoopers LLP as the independent accountants of the Company for the current fiscal year. Although the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company does not require ratification by the Company's shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of the Company's shareholders on this matter is advisory in nature and has no effect upon the Board of Directors' appointment of a firm of independent accountants, and the Board of Directors may change the Company's auditor at any time without the approval or consent of the shareholders. The Board proposes and unanimously recommends that the shareholders ratify the selection of PricewaterhouseCoopers LLP by adopting the following resolution:

         RESOLVED, that the appointment by the Board of Directors of the Company of PricewaterhouseCoopers LLP as the independent accountants of the Company for the current fiscal year be, and such appointment hereby is, ratified, confirmed and approved.

         If the shareholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of the holders of a majority of votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting, the selection of another independent accountant will be considered by the Board of Directors.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.


                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the SEC, a shareholder intending to present a proposal to be included in the Company's Proxy Statement for the Company's 2000 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than September 17, 1999.

                                             By Order Of The Board of Directors

                                             RICHARD WERBER
                                             Secretary

Boca Raton, Florida
December 29, 1998

                                                                     Appendix A

                              REXALL SUNDOWN, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 23, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Carl DeSantis and Christian Nast, as Proxies, each with the power to appoint his substitute, and hereby authorized them to represent and to vote as designated on the reverse side of this card, all the shares of Common Stock of Rexall Sundown, Inc. held of record by the undersigned on December 28, 1998, at the Annual Meeting of Shareholders to be held on February 23, 1999, or any adjournment or postponement thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2 AND AS OTHERWISE DETERMINED BY THE PROXYHOLDERS IN THEIR DISCRETION.

                  (continued, and to be signed, on other side)

A [ ] Please mark your votes as in this example

                                        FOR all
                                        nominees                        WITHHOLD
                                     listed at right                   AUTHORITY
                                (except as marked to the        to vote for all nominees
                               contrary in the list at right)         listed at right

1.       Election of                                                                      Nominees:   Carl DeSantis
         Directors                  [  ]                               [  ]                           Christian Nast
                                                                                                      Damon DeSantis
                                                                                                      Nickolas Palin
                                                                                                      Dean DeSantis
                                                                                                      Stanley Leedy
                                                                                                      Melvin Stith
2.       Ratification of selection of PricewaterhouseCoopers LLP

                                    [  ]                               [  ]

3.       In their discretion, the Proxies are authorized to vote upon such other business at may properly come before the meeting.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.


SIGNATURE _____________________________  ______________________________________________________   DATED ________ , 1999
                                                       SIGNATURE, IF HELD JOINTLY

Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, executor, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.